Exhibit 10.17(f)

AMENDMENT NO. 4

TO PRICING SIDE LETTER

Amendment No. 4, dated as of June 7, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 and the related Pricing Side Letter, dated as of September 21, 2012, as amended by Amendment No. 1, dated as of November 19, 2012, Amendment No. 2, dated as of February 21, 2013 and Amendment No. 3, dated as of May 2, 2013 (the “Existing Pricing Side Letter”; and as further amended by this Amendment, the “Pricing Side Letter”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Pricing Side Letter.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Pricing Side Letter be amended to reflect certain agreed upon revisions to the terms of the Existing Pricing Side Letter.  As a condition precedent to amending the Existing Pricing Side Letter, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Pricing Side Letter is hereby amended as follows:

1.1                               Definitions.  Section 1 of the Existing Pricing Side Letter is hereby amended by:

(a)                                 adding the following definition in its proper alphabetical order:

“Conforming Tier 3 High LTV Loan” means a Conforming Mortgage Loan with an LTV higher than 150%.

(b)                                 deleting the definitions of “Asset Value,” “Conforming High LTV Loan,” and “Conforming Tier 2 High LTV Loan” and replacing them with the following:

“Asset Value” means with respect to any Purchased Mortgage Loans as of any date of determination, an amount equal to the product of (a) the Purchase Price Percentage for the Purchased Mortgage Loan and (b) the lesser of (i) the Market Value of the Purchased Mortgage Loan or (ii) the unpaid principal balance of such Purchased Mortgage Loan. Without limiting the generality of the foregoing, Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out

Commitment, Buyer may deem the Asset Value for such Mortgage Loan to be no greater than par and (b) the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if any of the following events occur:

(i)                                     a breach of a representation, warranty or covenant made by Seller in the Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

(ii)                                  such Purchased Mortgage Loan is a Non-Performing Mortgage Loan;

(iii)                               such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv)                              such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of thirty (30) calendar days;

(v)                                 such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the respective Aging Limit;

(vi)                              such Purchased Mortgage Loan is an FHA 203(k) Loan for which the Buyer is requested to enter into a Transaction for a draw on such FHA 203(k) Loan other than an initial draw;

(vii)                           such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the Wet-Ink Delivery Date;

(viii)                        when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans of any type of Mortgage Loan set forth below exceeds the applicable percentage listed opposite such type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage of the Maximum Aggregate Purchase Price (unless otherwise noted)
Conforming Mortgage Loans	100%
FHA Loans and VA Loans	100%
Jumbo Mortgage Loans	100%
FHA 203(k) Loans	10%
Aged Loans	10%
Wet-Ink Mortgage Loans	30%

Conforming High LTV Loans (Conforming Tier 1 High LTV Loans, Conforming Tier 2 High LTV Loans and Conforming Tier 3 High LTV Loans, combined)	25% less the aggregate Purchase Price of any Conforming Tier 2 High LTV Loans and Conforming Tier 3 High LTV Loans
Conforming Tier 2 High LTV Loans	2.5%
Conforming Tier 3 High LTV Loans	2.5%
VA High LTV Loans	2.5%

“Conforming High LTV Loan” means collectively the Conforming Tier 1 High LTV Loan, the Conforming Tier 2 High LTV Loan and the Conforming Tier 3 High LTV Loan.

“Conforming Tier 2 High LTV Loan” means a Conforming Mortgage Loan with an LTV higher than 125% but not to exceed 150%.

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors and duly authorized officers of the Buyer and the Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 4.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 5.                            Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Pricing Side Letter, as amended hereby.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Peter Schancup
Name:	Peter Schancup
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Impac Mortgage Holdings, Inc., as a

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO